Exhibit 99.2
NeuroRx Announces Completion of Data Analysis in Phase 2b/3 Clinical Trial of ZYESAMI™ for the Treatment of COVID-19 Respiratory Failure

Results to be Presented at Investor Call on Monday, March 29th at 8:30am EDT

RADNOR, Pa., March 26, 2021 /PRNewswire/ -- NeuroRx, Inc. announces completion of top line data analysis of the 60-day results in its phase 2b/3 clinical trial, conducted under FDA Fast Track Designation, of ZYESAMI™ (aviptadil acetate) for the treatment of critically-ill patients with COVID-19 respiratory failure (www.clinicaltrials.gov 04311697). The results for the primary endpoint of recovery from respiratory failure and the secondary endpoint of survival through day 60 are in the process of final review by the investigators of the multicenter clinical trial. A conference call will be held at 8:30am EDT on Monday, March 29th with attendance from corporate leadership and lead investigators. Those wishing to attend should access details on www.neurorxpharma.com. Those wishing to ask questions should submit those questions in advance to ceo@nrxpharma.com.

NeuroRx, Inc. has signed an agreement to merge with Big Rock Partners Acquisition Corp. Details may be viewed at http://irdirect.net/filings/viewer/index/1719406/000119312521019278

About VIP in COVID-19

Vasoactive Intestinal Polypeptide (VIP) was first discovered by the late Dr. Sami Said in 1970. Although first identified in the lung, it was purified from the intestinal tract. VIP is now known to be produced throughout the body and to be primarily concentrated in the lungs. VIP has been shown in more than 100 peer-reviewed studies to have potent anti-inflammatory/anti-cytokine activity in animal models of respiratory distress, acute lung injury, and inflammation. Most importantly, VIP binds specifically to the alveolar type II cell (ATII) in the air sac (alveolus) of the lung. VIP stimulates ATII cells to make the surfactant that must coat the lining of the lung in order for the lung to exchange oxygen with the blood. Loss of surfactant causes respiratory failure and alveolar collapse, which is a hallmark of COVID-19.

COVID-19-related respiratory failure is caused by selective infection of the ATII cell by the SARS-CoV-2 virus. The ATII cells are vulnerable because of their (ACE2) surface receptors, which serve as the route of entry for the virus. Coronavirus infection of the ATII cell shuts down surfactant production, triggers the formation of inflammatory cytokines, and causes cell death (cytopathy). VIP is shown to upregulate surfactant production, block Coronavirus replication in the ATII cell, block cytokine synthesis, and prevent viral-induced cell death (cytopathy). To our knowledge, other than ZYESAMI™, no currently proposed treatments for COVID-19 specifically target this mechanism of action.

About NeuroRx, Inc.

NeuroRx draws upon more than 100 years of collective drug development experience from senior executives of AstraZeneca, Eli Lilly, Novartis, Pfizer, and PPD. In addition to its work on Aviptadil, NeuroRx has been awarded Breakthrough Therapy Designation and a Special Protocol Agreement to develop NRX-101 in suicidal bipolar depression and is currently in Phase 3 trials. Its executive team is led by Prof. Jonathan C. Javitt, MD, MPH, who has served as a health advisor to four Presidential administrations and worked on paradigm-changing drug development projects for Merck, Allergan, Pharmacia, Pfizer, Novartis, and Mannkind, together with Robert Besthof, MIM, who served as the Global Vice President (Commercial) for Pfizer's Neuroscience and Pain Division. NeuroRx recently announced a plan to complete a business combination with Big Rock Partners Acquisition Corp (NASDAQ:BRPA) ("BRPA"), and intends to apply for listing on the NASDAQ under the proposed symbol "NRXP".

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or NeuroRx's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern NeuroRx's expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the outcome of any discussions or applications for the future use of ZYESAMI, the approvals, timing, and ability to complete the proposed business combination with BRPA, and the combined company's ability to continue listing on Nasdaq after closing the proposed business combination. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. NeuroRx does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

Additional Information and Where to Find It

This press release relates to a proposed business combination and related transactions (the "Transactions") between NeuroRx and BRPA. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. BRPA has filed a registration statement on Form S-4 ("Registration Statement"), which includes a preliminary proxy statement for the solicitation of the approval of BRPA's stockholders, a preliminary prospectus for the offer and sale of BRPA's securities in the Transactions and a preliminary consent solicitation statement of NeuroRx, and other relevant documents with the SEC. The proxy statement/prospectus/consent solicitation statement will be mailed to stockholders of NeuroRx and BRPA as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF NEURORX AND BRPA ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement, prospectus and other documents containing important information about NeuroRx and BRPA once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, copies of the documents filed with the SEC by BRPA can be obtained free of charge on BRPA's website at www.bigrockpartners.com or by directing a written request to BRPA at 2645 N. Federal Highway, Suite 230 Delray Beach, FL 33483.

Participants in the Solicitation

NeuroRx, BRPA and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of BRPA's stockholders in connection with the proposed Transactions. Investors and securityholders may obtain more detailed information regarding the names and interests in the proposed Transactions of NeuroRx's and BRPA's respective directors and officers in BRPA's filings with the SEC, including the proxy statement/consent solicitation statement/prospectus statement. You may obtain a free copy of these documents as described in the preceding paragraph.